As filed with the Securities and Exchange Commission on October 27, 2000
                                                      Registration No. 333-88071

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                 AMENDMENT NO. 2
                                       to
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                               DIME BANCORP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                            11-3197414
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                              Identification No.)

589 Fifth Avenue, New York, New York                              10017
(Address of Principal Executive Offices)                        (Zip Code)

                  DIME BANCORP, INC. 1997 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                              JAMES E. KELLY, ESQ.
                                 General Counsel
                   589 Fifth Avenue, New York, New York 10017
                     (Name and Address of Agent for Service)

                                 (212) 326-6170
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE


Title of Securities      Amount to be            Proposed                Proposed                 Amount of
to be Registered         Registered              Maximum                 Maximum                  Registration Fee*
                                                 Offering Price per      Aggregate
                                                 Share*                  Offering Price*
common stock,            325,000**               $22.59                   $7,341,750.00            $1,938.22
par value $.01 per
share

--------

* In accordance with Rule 457(c) and (h), the Maximum Aggregate Offering Price and Registration Fee have been computed as follows: (a) the price per share of the Common Stock of Dime Bancorp, Inc. (the "Company") has been based on the average of the high and low prices for the Common Stock of the Company as reported on the New York Stock Exchange on October 26, 2000, and (b) using such price per share, the aggregate amount of the Offering Price was then calculated on the basis of the aggregate amount of shares of Common Stock of the Company issuable in connection with the Dime Bancorp, Inc. 1997 Stock Incentive Plan.

         Pursuant to Rule 429 under the Securities Act of 1933, as amended, this Registration Statement also covers the shares of Common Stock previously registered under Registration Statement Nos. 333-48127 and 333-64509.

** 300,000 shares of Common Stock were registered on this Registration Statement, filed with the Commission on September 29, 1999, and an additional 50,000 shares of Common Stock were registered on this Registration Statement, filed with the Commission on December 23, 1999.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents previously filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference:

                  (i) The Company's Registration Statement on Form 8-A as filed with the Commission on January 10, 1995, which includes a description of the Common Stock;

                  (ii) The Company's Registration Statement on Form S-8 No. 333-48127 as filed with the Commission on March 17, 1998;

                  (iii) The Company's Registration Statement on Form S-8 No. 333-64509 as filed with the Commission on September 29, 1998;

                  (iv) The Company's Registration Statement on Form S-8 No. 333-88071 as filed with the Commission on September 29, 1999;

                  (v) Amendment No. 1 to the Company's Registration Statement on Form S-8 No. 333-88071 as filed with the Commission on December 23, 2000;

                  (vi) The Company's Annual Report on Form 10-K for the year ended December 31, 1999, as amended by Form 10-K/A filed on March 31, 2000;

                  (vii) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000; and

                  (viii) The Company's Current Reports on Form 8-K filed with the Commission on January 20, 2000, February 29, 2000, March 8, 2000 (2 reports filed on March 8, 2000), March 10, 2000, March 13, 2000 (2 reports filed on March 13, 2000), March 14, 2000, March 21, 2000, April 19, 2000, April 28, 2000,
May 1, 2000, July 11, 2000 (as amended by Form 8-K/A filed on October 12, 2000), July 12, 2000, September 15, 2000, October 17, 2000 and October 23, 2000.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of any post-effective amendment which indicates that all stock offered has been sold or which deregisters all stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of their filing. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 27th day of October, 2000.

                                   DIME BANCORP, INC.
                                    (Registrant)


                                   By:  /s/ Lawrence J. Toal
                                        --------------------------------------
                                          Lawrence J. Toal
                                          Chief Executive Officer, President
                                             and Chief Operating Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities as of October 27, 2000.


         Signature                               Title

 /s/ Lawrence J. Toal
------------------------------      Chief Executive Officer, President, Chief
     Lawrence J. Toal               Operating Officer and a Director (Principal
                                    Executive Officer)


------------------------------      Chairman of the Board
  Anthony P. Terracciano

             *
------------------------------      A Director
     Derrick D. Cephas

             *
------------------------------      A Director
     Frederick C. Chen

             *
------------------------------      A Director
   J. Barclay Collins II

             *
------------------------------      A Director
   Richard W. Dalrymple

             *
------------------------------      A Director
      James F. Fulton

             *
------------------------------      A Director
       Fred B. Koons

             *
------------------------------      A Director
      Virginia M. Kopp

             *
------------------------------      A Director
     James M. Large, Jr.

             *
------------------------------      A Director
        John Morning


------------------------------      A Director
      Howard H. Newman

             *
------------------------------      A Director
   Margaret Osmer-McQuade

             *
------------------------------      A Director
   Sally Hernandez-Pinero

             *
------------------------------      A Director
    Eugene G. Schulz, Jr.

             *
------------------------------      A Director
        Howard Smith

             *
------------------------------      A Director
     Dr. Norman R. Smith

             *
------------------------------      A Director
        Ira T. Wender

/s/ Anthony R. Burriesci
------------------------------      Chief Financial Officer (Principal Financial
    Anthony R. Burriesci            Officer)

/s/ John F. Kennedy                 Controller (Principal Accounting Officer)
------------------------------
       John F. Kennedy

* By: /s/ Lawrence J. Toal
      -----------------------------------------
         Lawrence J. Toal
         Attorney-in-Fact

                                  EXHIBIT INDEX



                                                                   Sequentially
                                                                     Numbered
Exhibit No.                                                             Page
-----------                                                        ------------
4.1   Copy of Amendment to the Dime Bancorp, Inc. 1997
      Stock Incentive Plan, effective as of September 22, 2000...        5

5.1   Opinion of Counsel regarding the Legality of the Common
      Stock Being Registered by the Company......................        5

23.1  Consent of Counsel (included in Exhibit 5.1)...............        6

23.2  Consent of KPMG LLP........................................        8